SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On February 22, 2007, CytRx Corporation, (“CytRx”) and RXi Pharmaceuticals Corporation (“RXi”), a majority-owned subsidiary of CytRx, entered into an Employment Agreement with Dr. Tod Woolf under which Dr. Woolf is engaged to continue his employment as RXi’s President and Chief Executive Officer through December 31, 2008. Pursuant to his agreement, Dr. Woolf will receive an annual base salary of $250,000.
     Under his Employment Agreement, upon an initial funding event for RXi, Dr. Woolf will be granted a ten-year, nonqualified option to purchase a number of shares of RXi common stock equal to 3/70th of the number of RXi common stock shares held by CytRx immediately prior to the initial RXi funding at a price equal to the fair market value of the shares at the time of grant. This option will vest monthly over three years, provided that Dr. Woolf remains in RXi’s continuous employ through such monthly vesting periods.
     If Dr. Woolf’s employment is terminated without cause (as defined in his Employment Agreement) or Dr. Woolf terminates his employment for good reason (as defined in his Employment Agreement), RXi is obligated to pay to Dr. Woolf an amount equal to the salary that he would have received for the period of time equal to the longer of (i) twelve months from the termination date; or (ii) the remainder of the term of his Employment Agreement, but in no event less than six months.
     Under Dr. Woolf’s Employment Agreement, CytRx agrees to indemnify Dr. Woolf and IPIFINI, Inc., an entity affiliated with Dr. Woolf, harmless againt any claim against Dr. Woolf which arises from his work for RXi as RXi’s President and/or Chief Executive Officer prior to the effective date of the Employment Agreement.
ITEM 3.02 Unregistered Sales of Equity Securities.
     On February 22, 2007, CytRx issued 305,814 shares of its common stock to the holder of a common stock purchase warrant upon the exercise (on February 22, 2007) of the common stock purchase warrant. The purchase price of the foregoing 305,814 shares was $2.70 per share (the exercise price of the warrants). As a result of the foregoing warrant exercise, CytRx issued more than 1% of its outstanding shares of common stock in unregistered transactions upon exercises of warrants since the last current report on Form 8-K that it filed with the Securities and Exchange Commission on February 21, 2007.
     Including the issuance of the 305,814 shares referred to above and issuances thereafter, from February 21, 2007, CytRx has issued a total of 2,620,511 shares of its common stock in unregistered sales of its equity securities. The 2,620,511 shares were issued to nineteen holders of warrants in connection with the exercise by such warrantholders of outstanding CytRx common stock purchase warrants. The 2,620,511 shares were issued for the following consideration: 416,399 shares were issued upon the payment of the $2.70 per share warrant exercise price; 600,204 shares were issued upon the payment of the $2.00 per share warrant exercise price; 406,349 shares were issued upon the payment of the $1.69 per share warrant exercise price; 838,096 shares were issued upon the payment of the $1.54 per share warrant exercise price; 122,000 shares were issued upon the payment of the $1.07 per share warrant exercise price; 20,000 shares were issued upon the payment of the $0.20 per share warrant exercise price; and 217,463 shares were issued pursuant to the cashless exercise provisions of the warrants through the surrender of the right to purchase 418,165 shares. CytRx received approximately $4.4 million in the aggregate upon the exercise of the foregoing warrants.

     Since the beginning of 2007, CytRx has received approximately $9.4 million in connection with exercises of warrants. As of February 27, 2007, following the issuance of the 2,620,511 shares, CytRx had outstanding approximately 76.1 million shares of common stock.
     CytRx’s issuance of the 2,620,511 shares of its common stock upon exercise of outstanding warrants that is described above in this Item 3.02 was exempt from registration under the Securities Act of 1933 pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.
ITEM 8.01 Other Events.
     On February 23, 2007, CytRx entered into a letter agreement with RXi and the other current stockholders of RXi. Under the letter agreement, RXi agrees to grant to CytRx preemptive rights to acquire any “new securities” (as defined) that RXi proposes to sell or issue so that we may maintain our percentage ownership of RXi. The preemptive rights will become effective if and when CytRx owns less than 50% of the outstanding shares of RXi common stock, and will expire on January 8, 2012 or such earlier time as of which CytRx owns less than 10% of the outstanding RXi common stock.
     In our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2007, we reported that we had entered into a letter agreement with the University of Massachusetts Medical School, or UMMS, in order to facilitate the operation of RXi as a “pure-play” company focused on the development of proprietary RNAi therapeutics for the treatment of human diseases. The letter agreement with UMMS will become effective only upon RXi’s completion of its initial financing. Under the UMMS letter agreement, we agree during the term of RXi’s licenses from UMMS to vote our shares of RXi common stock for the election of directors of RXi and to take other actions to ensure that a majority of the RXi directors are independent of CytRx. If RXi completes its initial financing, and we own at any time thereafter a majority of the outstanding voting power of RXi, we also agreed in the letter agreement with UMMS that we will reduce our ownership to less than 50% as soon as reasonably practicable.
     In our letter agreement entered into on February 23, 2007 with RXi and its other current stockholders, we reiterate our undertakings in our letter agreement with UMMS regarding the voting of our shares of RXi stock in the election of directors of RXi and disposal of our RXi shares if we own a majority of RXi shares at any time after RXi completes its initial financing. We further agree in the letter agreement to approve of actions that may be adopted and recommended by RXi’s board of directors to facilitate RXi’s future financing transactions. If it becomes necessary to reduce our ownership of RXi shares, we may seek to dispose of a portion of our RXi shares through a dividend or distribution of such shares to our stockholders, a sale or other disposition to one or more third parties, or other means, subject to compliance with SEC rules and other legal requirements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
	By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer
Dated: February 27, 2007